Exhibit 10.1

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This First Amendment, made as of April 15, 2021, by and between Minerals Technologies Inc., a Delaware corporation (the “Employer”) and Douglas T. Dietrich (the “Executive”).

WHEREAS, the Employer and the Executive previously entered into an employment agreement, dated December 16, 2016 (the “Employment Agreement”); and

WHEREAS, the Employer and the Executive now wish to amend the Employment Agreement to reflect Executive’s election as Chairman of the Board of Directors of Employer.

NOW, THEREFORE, the Employer and the Executive hereby amend the Employment Agreement, effective the date hereof, as follows:

1. Sections 1(b) and 7(b)(ii)(A) of the Employment Agreement are each hereby amended to replace “Chief Executive Officer” with “Chairman of the Board and Chief Executive Officer”.

2. The parties acknowledge and agree that all of the terms, provisions, covenants and conditions of the Employment Agreement shall hereafter continue in full force and effect in accordance with the terms thereof, except to the extent expressly modified, amended or revised herein.

IN WITNESS WHEREOF, the Employer and the Executive have executed and delivered this amendment effective as of the date shown above.

MINERALS TECHNOLOGIES INC.

By:/s/ Thomas J. Meek                       April 15, 2021
      Thomas J. Meek                          Date
      Senior Vice President, General Counsel,
      Secretary and Chief Compliance Officer

Agreed to by:

/s/ Douglas T. Dietrich                   4/15/2021
Douglas T. Dietrich                          Date